EXHIBIT 99.1

Broadridge Reports Second Quarter Fiscal 2022 Results
Recurring Fee Revenues grew 19%

Diluted EPS was $0.40 and Adjusted EPS grew 12% to $0.82

Year-to-Date Closed sales grew 48%

Reaffirming 11-15% Fiscal Year 2022 Adjusted EPS Growth Guidance
NEW YORK, N.Y., February 1, 2022 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the second quarter ended December 31, 2021 of its fiscal year 2022. Results compared with the same period last year were as follows:

Summary Financial Results	Second Quarter			Six Months
Dollars in millions, except per share data	2022	2021	Change	2022	2021	Change

Recurring fee revenues	$798	$673	19%	$1,548	$1,322	17%
Total revenues	$1,260	$1,055	19%	$2,452	$2,072	18%

Operating income	69	79	(13%)	172	158	9%
Margin	5.5%	7.5%		7.0%	7.6%

Adjusted Operating income - Non-GAAP	141	119	19%	318	269	18%
Margin	11.2%	11.2%		12.9%	13.0%

Diluted EPS	$0.40	$0.48	(17%)	$0.97	$1.04	(7%)
Adjusted EPS - Non-GAAP	$0.82	$0.73	12%	$1.89	$1.70	11%

Closed sales	$83	$44	87%	$113	$76	48%

“Broadridge delivered another strong quarter, with 19% recurring fee revenues growth and 12% growth in Adjusted EPS,” said Tim Gokey, Broadridge’s CEO. “We are continuing to execute against our long-term growth plan across Governance, Capital Markets and Wealth & Investment Management.”
“Our strong performance is enabling Broadridge to deliver steady and consistent earnings growth and further increase our long-term investments. We expect to deliver at the high end of our 12-15% recurring fee revenues growth guidance and are reaffirming our guidance for Adjusted EPS growth of 11-15%,” Mr. Gokey continued.
“Broadridge remains well positioned to deliver on the higher end of our three-year growth objectives,” he concluded.

Fiscal Year 2022 Financial Guidance

	Prior FY’22 Guidance	Updates / Changes
Recurring fee revenues growth	12-15%	High end

Adjusted Operating income margin - Non-GAAP	~19%	~18.5%

Adjusted earnings per share growth - Non-GAAP	11 - 15%	No change

Closed sales	$240 - 280M	No change
Financial Results for Second Quarter Fiscal Year 2022 compared to Second Quarter Fiscal Year 2021
•Total revenues increased 19% to $1,260 million from $1,055 million in the prior year period.
◦Recurring fee revenues increased 19% to $798 million from $673 million. The increase was driven by 6pts of net new business and 4pts of internal growth. Growth from acquisitions was 9pts, most notably from our recent Itiviti acquisition which closed in May 2021.
◦Event-driven fee revenues increased $20 million, or 44%, to $65 million, primarily due to increased mutual fund proxy activity and mutual fund communications.
◦Distribution revenues increased $58 million, or 17%, to $401 million, primarily due to the increase in customer communications mailings and the recent postage rate increase.
•Operating income was $69 million, a decrease of $11 million, or 13%. Operating income margin decreased to 5.5%, compared to 7.5% for the prior year period due to higher amortization expense from acquired intangible assets, an increase in low-margin distribution revenues, growth investments and other expenses more than offsetting growth in recurring and event-driven fee revenues.
◦Adjusted Operating income was $141 million, an increase of $22 million, or 19%. The increase was driven by higher recurring fee revenues, including from the acquisition of Itiviti, and event-driven fee revenues, partially offset by growth investments and other expenses. Adjusted Operating income margin was 11.2% compared to 11.2% for the prior year period. The increase in distribution revenues negatively impacted margins by 70 basis points.
•Interest expense, net was $21 million, an increase of $10 million, driven by higher average debt outstanding resulting from the fourth quarter fiscal year 2021 acquisition of Itiviti.
•The effective tax rate was 9.1% compared to 18.9% in the prior year period. The decrease in the effective tax rate was driven by higher total discrete tax items.
•Net earnings decreased 16% to $47 million and Adjusted Net earnings increased 13% to $97 million.
◦Diluted earnings per share decreased 17% to $0.40, compared to $0.48 in the prior year period, and Adjusted earnings per share increased 12% to $0.82, compared to $0.73 in the prior year period.
Segment and Other Results for Second Quarter Fiscal Year 2022 compared to Second Quarter Fiscal Year 2021
Investor Communication Solutions (“ICS”)
•ICS total revenues were $893 million, an increase of $117 million, or 15%.
◦Recurring fee revenues increased $40 million, or 10%, to $427 million. The increase was attributable to 6pts of revenue from net new business and 4pts of revenue from internal growth. Internal growth benefited from higher volumes of mutual fund and exchange-traded fund communications.
◦Event-driven fee revenues increased $20 million, or 44%, to $65 million, primarily due to increased mutual fund proxy activity and mutual fund communications.

◦Distribution revenues increased $58 million, or 17%, to $401 million primarily from an increase in customer communication mailings and the recent postage rate increase.
•ICS earnings before income taxes were $59 million, an increase of $18 million, or 44%. The earnings increase was due to an increase in Recurring fee revenues and Event-driven fee revenues. Pre-tax margins increased to 6.6% from 5.3%. Amortization expense from acquired intangibles decreased to $16 million in the second quarter of fiscal year 2022 from $22 million in the prior period.
Global Technology and Operations (“GTO”)
•GTO Recurring fee revenues were $371 million, an increase of $85 million, or 30%, driven primarily by 22pts of growth from recent acquisitions, primarily Itiviti, as well as 8pts of organic growth from onboarding of new clients and higher license revenues.
•GTO earnings before income taxes were $34 million, a decrease of $14 million, or 29%. The earnings decrease was driven by increased amortization of acquired intangibles and increased expenditures to implement and support new business, partially offset by contribution from higher recurring fee revenues. Pre-tax margins decreased to 9.3% from 17.0%. Amortization expense from acquired intangibles increased to $48 million in the second quarter of fiscal year 2022 from $11 million in the prior year period primarily as a result of the Itiviti acquisition.
Other
•Other loss before income tax increased to $40 million from $17 million in the prior year period, primarily due to higher interest expense and higher spend on technology and other initiatives.
Financial Results for the Six Months Fiscal Year 2022 compared to the Six Months Fiscal Year 2021
•Total revenues increased 18% to $2,452 million from $2,072 million in the prior year period.
◦Recurring fee revenues increased 17% to $1,548 million from $1,322 million. The increase was driven by 5pts of net new business and 3pts of internal growth. Growth from acquisitions was 9pts, most notably from our recent Itiviti acquisition which closed in May 2021.
◦Event-driven fee revenues increased $51 million, or 57%, to $141 million, primarily due to increased mutual fund proxy activity.
◦Distribution revenues increased $93 million, or 14%, to $768 million, primarily due to the increase in customer communications mailings and the recent postage rate increase.
•Operating income was $172 million, an increase of $14 million, or 9%. Operating income margin decreased to 7.0%, compared to 7.6% for the prior year period due to higher amortization expense from acquired intangible assets, an increase in low-margin distribution revenues, growth investments and other expenses more than offsetting growth in recurring and event-driven fee revenues and the absence of the real estate realignment charge that occurred in the prior year period.
◦Adjusted Operating income was $318 million, an increase of $48 million, or 18%. The increase was driven by higher recurring revenues, including from the acquisition of Itiviti, and event-driven fee revenues, partially offset by growth investments and other expenses. Adjusted Operating income margin was 12.9% compared to 13.0% for the prior year period. The increase in distribution revenues negatively impacted margins by 50 basis points.
•Interest expense, net was $44 million, an increase of $18 million, driven by higher average debt outstanding resulting from the fourth quarter fiscal year 2021 acquisition of Itiviti.
•The effective tax rate was 12.1% compared to 14.6% in the prior year period. The decrease in the effective tax rate was driven by higher total discrete tax items.
•Net earnings decreased 6% to $114 million and Adjusted Net earnings increased 12% to $224 million.
◦Diluted earnings per share decreased 7% to $0.97, compared to $1.04 in the prior year period, and Adjusted earnings per share increased 11% to $1.89, compared to $1.70 in the prior year period.

Segment and Other Results for the Six Months Fiscal Year 2022 compared to the Six Months Fiscal Year 2021
ICS
•ICS total revenues were $1,747 million, an increase of $225 million, or 15%.
◦Recurring fee revenues increased $81 million, or 11%, to $837 million. The increase was attributable to 6pts of revenue from net new business and 5pts of revenue from internal growth. Internal growth benefited from higher volumes of mutual fund and exchange-traded fund communications and equity proxies.
◦Event-driven fee revenues increased $51 million, or 57%, to $141 million, primarily due to increased mutual fund proxy activity.
◦Distribution revenues increased $93 million, or 14%, to $768 million primarily due to an increase in customer communication mailings and the recent postage rate increase.
•ICS earnings before income taxes were $141 million, an increase of $48 million, or 51%. The earnings increase was due to an increase in Recurring fee revenues and Event-driven fee revenues. Pre-tax margins increased to 8.1% from 6.1%. Amortization expense from acquired intangibles decreased to $37 million in the first six months of fiscal year 2022 from $44 million in the prior period.
GTO
•GTO Recurring fee revenues were $711 million, an increase of $145 million, or 26%, driven primarily by 21pts of growth from recent acquisitions, primarily Itiviti, as well as 5pts of organic growth mainly from onboarding of new clients.
•GTO earnings before income taxes were $53 million, a decrease of $65 million, or 55%. The earnings decrease was driven by increased amortization of acquired intangibles and increased expenditures to implement and support new business, partially offset by contribution from higher recurring fee revenues. Pre-tax margins decreased to 7.5% from 20.9%. Amortization expense from acquired intangibles increased to $96 million in the first six months of fiscal year 2022 from $21 million in the prior year period primarily as a result of the Itiviti acquisition.
Other
•Other loss before income tax improved to $61 million from $63 million in the prior year period, primarily due to the absence of the $32 million real estate realignment charge that occurred in the prior year period, partially offset by higher interest expense due to an increase in average debt outstanding and higher spend on technology and other initiatives.
Earnings Conference Call
An analyst conference call will be held today, February 1, 2022 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through February 8, 2022, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 2652304 for either dial-in number.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, each as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provides insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) Real Estate Realignment and Covid-19 Related Expenses, (iv) Investment Gains, and (v) Software Charge. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Real Estate Realignment and Covid-19 Related Expenses represent costs associated with the Company's real estate realignment initiative, including lease exit and impairment charges and other facility exit costs, as well as certain expenses associated with the Covid-19 pandemic. Investment Gains represent non-operating, non-cash gains on privately held investments. Software Charge represents a charge related to an internal use software product that is no longer expected to be used.
We exclude Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, Investment Gains, and the Software Charge from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities plus Proceeds from asset sales, less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be,” “on track,” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2022 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2021 (the “2021 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2021 Annual Report.
These risks include:
•the potential impact and effects of the Covid-19 pandemic (“Covid-19”) on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market and economic conditions and their impact on the securities markets;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•Broadridge’s ability to attract and retain key personnel;
•the impact of new acquisitions and divestitures; and
•competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with $5 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $9 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 13,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault                Sean Silva
(516) 472-5129                    (332) 213-6371

Media:
Gregg Rosenberg
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenues	$1,259.6	$1,054.9	$2,452.5	$2,072.3
Operating expenses:
Cost of revenues	978.4	806.5	1,892.5	1,593.5
Selling, general and administrative expenses	212.3	169.0	387.8	320.7
Total operating expenses	1,190.7	975.5	2,280.3	1,914.3
Operating income	68.9	79.5	172.1	158.1
Interest expense, net	(21.4)	(11.1)	(44.0)	(25.6)
Other non-operating income, net	4.4	1.0	2.0	10.5
Earnings before income taxes	51.9	69.4	130.1	143.0
Provision for income taxes	4.7	13.1	15.7	20.9
Net earnings	$47.2	$56.3	$114.4	$122.1

Basic earnings per share	$0.40	$0.49	$0.98	$1.06
Diluted earnings per share	$0.40	$0.48	$0.97	$1.04

Weighted-average shares outstanding:
Basic	116.6	115.7	116.4	115.5
Diluted	118.7	117.8	118.5	117.6

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	December 31, 2021	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$281.2	$274.5
Accounts receivable, net of allowance for doubtful accounts of $5.8 and $9.3, respectively	779.5	820.3
Other current assets	205.9	166.4
Total current assets	1,266.6	1,261.3
Property, plant and equipment, net	169.7	177.2
Goodwill	3,663.8	3,720.1
Intangible assets, net	1,253.0	1,425.0
Deferred client conversion and start-up costs	994.9	773.7
Other non-current assets	768.1	762.5
Total assets	$8,115.9	$8,119.8
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$878.6	$1,102.7
Contract liabilities	209.2	185.3
Total current liabilities	1,087.8	1,288.0
Long-term debt	4,156.6	3,887.6
Deferred taxes	399.2	400.7
Contract liabilities	200.1	197.2
Other non-current liabilities	524.2	537.2
Total liabilities	6,367.9	6,310.6
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 116.8 and 116.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,307.7	1,245.5
Retained earnings	2,549.1	2,583.8
Treasury stock, at cost: 37.7 and 38.3 shares, respectively	(2,018.4)	(2,030.9)
Accumulated other comprehensive income (loss)	(91.9)	9.2
Total stockholders’ equity	1,748.1	1,809.1
Total liabilities and stockholders’ equity	$8,115.9	$8,119.8

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Six Months Ended December 31,
	2021	2020
Cash Flows From Operating Activities
Net earnings	$114.4	$122.1
Adjustments to reconcile net earnings to net cash flows (used in) provided by operating activities:
Depreciation and amortization	$41.1	31.3
Amortization of acquired intangibles and purchased intellectual property	131.2	64.9
Amortization of other assets	66.3	52.9
Write-down of long-lived assets and related charges	8.1	33.6
Stock-based compensation expense	36.2	28.7
Deferred income taxes	16.4	10.9
Other	(19.3)	(29.0)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease in Accounts receivable, net	49.2	100.3
Increase in Other current assets	(32.5)	(35.7)
Decrease in Payables and accrued expenses	(236.5)	(140.2)
Increase in Contract liabilities	28.3	5.9
Non-current assets and liabilities:
Increase in Other non-current assets	(321.5)	(211.2)
Increase in Other non-current liabilities	24.0	48.8
Net cash flows (used in) provided by operating activities	(94.6)	83.3
Cash Flows From Investing Activities
Capital expenditures	(11.3)	(30.1)
Software purchases and capitalized internal use software	(17.9)	(20.7)
Proceeds from asset sales	—	18.0
Acquisitions, net of cash acquired	(13.3)	—
Other investing activities	(11.4)	(11.0)
Net cash flows used in investing activities	(53.9)	(43.9)
Cash Flows From Financing Activities
Debt proceeds	480.0	660.0
Debt repayments	(211.0)	(687.8)
Dividends paid	(141.2)	(128.5)
Purchases of Treasury stock	(1.7)	(0.8)
Proceeds from exercise of stock options	40.5	27.6
Other financing activities	(7.5)	(27.2)
Net cash flows provided by (used in) financing activities	159.2	(156.6)
Effect of exchange rate changes on Cash and cash equivalents	(4.1)	6.2
Net change in Cash and cash equivalents	6.6	(111.0)
Cash and cash equivalents, beginning of period	274.5	476.6
Cash and cash equivalents, end of period	$281.2	$365.6

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Revenues
Investor Communication Solutions	$893.3	$776.0	$1,746.8	$1,521.5
Global Technology and Operations	370.6	285.3	711.2	565.7
Foreign currency exchange	(4.3)	(6.4)	(5.5)	(14.9)
Total	$1,259.6	$1,054.9	$2,452.5	$2,072.3

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$58.8	$40.9	$141.2	$93.3
Global Technology and Operations	34.4	48.6	53.1	118.5
Other	(39.7)	(17.3)	(61.2)	(63.2)
Foreign currency exchange	(1.7)	(2.9)	(3.1)	(5.7)
Total	$51.9	$69.4	$130.1	$143.0

Pre-tax margins:
Investor Communication Solutions	6.6%	5.3%	8.1%	6.1%
Global Technology and Operations	9.3%	17.0%	7.5%	20.9%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$16.2	$22.2	$37.1	$44.5
Global Technology and Operations	47.6	10.7	96.0	21.4
Other	—	0.4	—	0.7
Foreign currency exchange	(1.3)	(0.7)	(1.9)	(1.7)
Total	$62.5	$32.6	$131.2	$64.9

Amounts may not sum due to rounding.

Beginning with the first quarter of fiscal year 2022, the Company revised the foreign exchange rates used to present segment revenues, segment earnings (loss) before income taxes, and Closed sales, to further allocate the foreign exchange impact to the individual segment revenue and profit metrics. The presentation of segment revenues and earnings (loss) before income taxes for the prior periods provided has been changed to conform to the current period presentation. Total consolidated revenues and earnings before income taxes were not impacted. For additional information, please see the Company’s Form 8-K filed on September 27, 2021.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended December 31,			Six Months Ended December 31,
	2021	2020	% Change	2021	2020	Change
Investor Communication Solutions
Regulatory	$166.4	$144.7	15%	$331.8	$279.5	19%
Data-driven fund solutions	88.8	86.1	3%	172.1	165.1	4%
Issuer	23.7	20.8	14%	44.2	38.5	15%
Customer communications	148.2	135.8	9%	289.1	273.4	6%
Total ICS Recurring fee revenues	427.1	387.3	10%	837.3	756.5	11%

Equity and other	24.6	20.6	19%	52.2	38.7	35%
Mutual funds	40.1	24.3	65%	88.9	51.4	73%
Total ICS Event-driven fee revenues	64.7	44.9	44%	141.1	90.0	57%

Distribution revenues	401.5	343.8	17%	768.4	675.0	14%

Total ICS Revenues	$893.3	$776.0	15%	$1,746.8	$1,521.5	15%

Global Technology and Operations
Capital markets	$224.1	$158.4	41%	$433.5	$314.7	38%
Wealth and investment management	146.4	126.9	15%	277.7	251.0	11%
Total GTO Recurring fee revenues	370.6	285.3	30%	711.2	565.7	26%

Foreign currency exchange	(4.3)	(6.4)	(33%)	(5.5)	(14.9)	(63%)

Total Revenues	$1,259.6	$1,054.9	19%	$2,452.5	$2,072.3	18%

Revenues by Type
Recurring fee revenues	$797.6	$672.6	19%	$1,548.5	$1,322.2	17%
Event-driven fee revenues	64.7	44.9	44%	141.1	90.0	57%
Distribution revenues	401.5	343.8	17%	768.4	675.0	14%
Foreign currency exchange	(4.3)	(6.4)	(33%)	(5.5)	(14.9)	(63%)
Total Revenues	$1,259.6	$1,054.9	19%	$2,452.5	$2,072.3	18%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

	Three Months Ended December 31,			Six Months Ended December 31,
In millions	2021	2020	% Change	2021	2020	% Change

Closed sales[1]	$82.7	$44.3	87%	$112.6	$76.1	48%

Record Growth[2]
Equity proxy	20%	24%		29%	20%
Mutual fund interims	12%	5%		13%	8%

Internal Trade Growth[3]	1%	24%		1%	17%

Amounts may not sum due to rounding.

[1]Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.

[2]Stock record growth and interim record growth measure the estimated annual change in total positions eligible for equity proxy materials and mutual fund and exchange-traded fund interim communications, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[3]Represents the estimated change in daily average trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$68.9	$79.5	$172.1	$158.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	62.5	32.6	131.2	64.9
Acquisition and Integration Costs	7.8	0.7	10.7	2.4
Real Estate Realignment and Covid-19 Related Expenses	1.7	5.8	3.5	37.8
Software Charge	—	—	—	6.0
Adjusted Operating income (Non-GAAP)	$140.8	$118.6	$317.5	$269.1
Operating income margin (GAAP)	5.5%	7.5%	7.0%	7.6%
Adjusted Operating income margin (Non-GAAP)	11.2%	11.2%	12.9%	13.0%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$47.2	$56.3	$114.4	$122.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	62.5	32.6	131.2	64.9
Acquisition and Integration Costs	7.8	0.7	10.7	2.4
Real Estate Realignment and Covid-19 Related Expenses	1.7	5.8	3.5	37.8
Investment Gains	(7.5)	—	(7.5)	(8.7)
Software Charge	—	—	—	6.0
Subtotal of adjustments	64.4	39.1	137.8	102.3
Tax impact of adjustments (a)	(14.3)	(9.5)	(28.7)	(24.1)
Adjusted Net earnings (Non-GAAP)	$97.3	$85.9	$223.5	$200.3

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.40	$0.48	$0.97	$1.04
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.53	0.28	1.11	0.55
Acquisition and Integration Costs	0.07	0.01	0.09	0.02
Real Estate Realignment and Covid-19 Related Expenses	0.01	0.05	0.03	0.32
Investment Gains	(0.06)	—	(0.06)	(0.07)
Software Charge	—	—	—	0.05
Subtotal of adjustments	0.54	0.33	1.16	0.87
Tax impact of adjustments (a)	(0.12)	(0.08)	(0.24)	(0.21)
Adjusted earnings per share (Non-GAAP)	$0.82	$0.73	$1.89	$1.70

(a) Calculated using the GAAP effective tax rate, adjusted to exclude $7.1 million and $11.5 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2021, respectively, and $3.6 million and $12.8 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2020, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Six Months Ended December 31,
	2021	2020
Reconciliation of Free Cash Flow
Net cash flows (used in) provided by operating activities (GAAP)	$(94.6)	$83.3
Capital expenditures and Software purchases and capitalized internal use software	(29.2)	(50.8)
Proceeds from asset sales	—	18.0
Free cash flow (Non-GAAP)	$(123.8)	$50.5

Amounts may not sum due to rounding.

2022 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY22 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share - GAAP	(5) - 0% growth
Adjusted earnings per share - Non-GAAP	11 - 15% growth

FY22 Adjusted Operating Income Margin (b)
Operating income margin % - GAAP	~13.5%
Adjusted Operating income margin % - Non-GAAP	~18.5%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, and Investment Gains, and is calculated using diluted shares outstanding. Fiscal year 2022 Non-GAAP Adjusted earnings per share guidance estimates exclude, net of taxes, approximately $1.76 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Real Estate Realignment and Covid-19 Related Expenses. Fiscal year 2022 Non-GAAP Adjusted Operating income margin guidance estimates excludes approximately $280 million.